                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements No. 333-23849, 33-87988 and 33-87990 of Pacific Crest Capital, Inc. on Forms S-8 of our report dated February 5, 1997, appearing in this Annual Report on Form 10-K of Pacific Crest Capital, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP

Los Angeles, California
March 25, 1997